Exhibit 10.1

Execution Copy

STOCK PURCHASE AGREEMENT AND
LETTER OF INVESTMENT INTENT

March 2, 2021

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Ave #240

Dublin, OH 43017

Ladies and Gentlemen:

The undersigned (“Investor”) hereby agrees to purchase Fifty Thousand (50,000) shares of Series E Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Shares”) of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). Investor acknowledges that this Stock Purchase Agreement and Letter of Investment Intent (“Agreement”) is subject to the following terms and conditions:

(1)    Closing. On the date hereof, or such later date as the parties hereto may agree in writing (the “Closing Date”), the Company shall sell and issue, and Investor shall purchase, the Shares (“Closing”). The Closing shall occur remotely via an exchange of documents and signatures. On the Closing Date, Investor shall (i) execute and deliver any documents reasonably required by the Company in connection with the Closing and (ii) deliver an amount equal to the Aggregate Purchase Price (as defined below), and the Company shall provide evidence reasonably satisfactory to Investor that the Shares have been delivered to Investor.

(2)    Purchase Price. The per Share purchase price is One Hundred Dollars ($100.00) (the “Per Share Purchase Price”), for an aggregate purchase price of Five Million Dollars ($5,000,000) (the “Aggregate Purchase Price”). Payment of the Aggregate Purchase Price shall be made on the Closing Date by check or wire transfer of immediately available funds (without deductions of bank service charges or exchange rate fees) payable to the account designated by the Company, or pursuant to any other method of delivery upon which the parties agree.

(3)    Filing of Certificate of Designation. The Company agrees that it will, before or simultaneously with the Closing, file the Certificate of Designation attached hereto as Exhibit A (the “COD”) with the Secretary of State of the State of Delaware.

(4)    Registration Rights. On the Closing Date, the parties shall each deliver to the other a duly executed copy of a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement, and together with this Agreement and the COD, the “Transaction Documents”).

(5)    Rights to Future Stock Issuances.

A.    Right of First Offer. Subject to the terms and conditions of this Section (5) and applicable law, if the Company proposes to offer or sell any New Securities (as defined below), the Company shall first offer such New Securities to Investor as set forth herein.

(i)    The Company shall give notice (the “Offer Notice”) to Investor stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

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(ii)    By notice to the Company within five (5) business days after the Offer Notice is given, Investor may elect to purchase, at the price and on the terms specified in the Offer Notice, all of the New Securities; provided, however, that in no event shall Investor have such right if the acquisition of any of the New Securities would result in Investor holding more than thirty three and one-third percent (33.33%) of the Company’s outstanding Common Stock, on an as-converted basis, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder. The closing of any sale pursuant to this Section (5)A shall occur within thirty (30) days of the date that the Offer Notice is given.

(iii)    If the New Securities are not purchased by Investor as provided in Section (5)A(ii), the Company may, during the ninety (90) day period following the expiration of the period provided in Section (5)A(ii), offer and sell the New Securities referred to in the Offer Notice to any person or entity at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice (the “Third-Party Offering”). If the Company does not enter into an agreement for the Third-Party Offering within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Investor in accordance with this Section (5)A.

(iv)    For purposes of this Agreement, “New Securities” means, collectively, equity securities of the Company issued after the date hereof, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

B.    Preemptive Right. In the event that Investor does not purchase the New Securities as set forth in Section (5)A above, Investor shall have the option to purchase up to thirty three and one-third percent (33.33%) of the New Securities offered in the Third-Party Offering at the same price and upon the terms available to the other purchaser(s) (the “Preemptive Right”), with the amount, if any, up to the thirty three and one-third percent (33.33%) cap to be determined by Investor in his sole discretion; provided, however, that in no event may Investor acquire New Securities in the Third-Party Offering to the extent the acquisition of such New Securities would result in Investor holding more than thirty-three and one-third percent (33.33%) of the Company’s outstanding Common Stock, on an as-converted basis, as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. The Company shall give notice to Investor as promptly as is practicable as to the price and terms applicable to the Third-Party Offering, and Investor may exercise the Preemptive Right by notice to the Company at least five (5) business days prior to the proposed closing of the Third-Party Offering.

C.    Termination. The covenants set forth in Section (5)A and (5)B shall terminate and be of no further force or effect upon the earlier of (i) December 31, 2021 or (ii) upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

(6)    Investor Representations and Warranties. By executing and delivering this Agreement, Investor acknowledges, warrants and represents to the Company as follows:

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A.    Investor has obtained and reviewed all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

B.    Investor has been given access to full and complete information regarding the Company and has utilized such access to Investor’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, Investor has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

C.     Investor is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Investor has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that Investor believes himself/herself (or itself) capable of evaluating the merits and risks of its purchase of the Shares, and the suitability of an investment in the Company in light of Investor’s financial condition and investment needs, and legal, tax and accounting matters. Investor has relied upon the advice of Investor’s legal counsel and accountants or other legal and financial advisors with respect to legal, tax and other considerations relating to the purchase of Shares hereunder. Investor is not relying upon the Company or the Company’s legal counsel with respect to the economic considerations involved in making an investment decision in the Company and the purchase of the Shares.

D.    Investor is acquiring the Shares for his/her (or its) own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares. Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws.

E.    If an entity, Investor has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares, and this Agreement has been duly authorized by all necessary action on the part of Investor, has been duly executed by an authorized officer or representative of Investor, and is a legal, valid and binding obligation of Investor enforceable in accordance with its terms.

F.    Investor understands that his/her (or its) investment in the Shares involves a significant degree of risk, including a risk of total loss of Investor’s investment.

G.    Investor is a bona fide resident of the State identified in (or, if an entity, is organized or incorporated under the laws of) and received the subscription and decided to invest in the Securities in, the particular State set forth in the signature page hereto.

(7)    Registration Status; Restrictions on Transferability. With respect to the registration status and transferability of the Shares, Investor understands, acknowledges and agrees that:

A.    The Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable federal or state law.

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B.    No federal or state agency, including the SEC or the securities commission or authority of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of this subscription of the Shares or the accuracy or adequacy of the Disclosure Documents, or made any finding or determination as to the fairness or fitness of the Shares for sale.

C.    Unless the Shares and the shares of Common Stock underlying the Shares (the “Conversion Shares”) are registered pursuant to Section (4) above, certificates representing the Shares and Conversion Shares will bear a legend or restrictive notation substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities law of any state. Such securities have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for such securities under the Securities Act of 1933, as amended, and under applicable state securities laws, unless an exemption from registration is available under applicable securities laws.

(8)    Short Sales. Neither Investor, nor any affiliate of Investor acting on his behalf or pursuant to any understanding with him, will execute any “short sales” of the Company’s common stock as defined in Rule 200 of Regulation SHO under the Exchange Act until the later to occur of (A) Investor, or any affiliate of his acting on his behalf or pursuant to any understanding with him, no longer holds any of the Shares, or (B) December 31, 2021. For the purposes hereof, and in accordance with Regulation SHO, the sale of Conversion Shares resulting from the purchase and conversion of the Shares shall not be deemed a Short Sale.

(9)    Company Representations and Warranties. Except as set forth in the Disclosure Documents, the Company hereby makes the following representations and warranties to Investor:

A.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate or articles of incorporation or bylaws.

B.    The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will (assuming due authorization, execution and delivery by the other parties thereto) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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C.    The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in: (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (a), (b) or (c), a “Material Adverse Effect”).

D.    The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) application(s) to each applicable trading market for the listing of the Conversion Shares for trading thereon in the time and manner required thereby, and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

E.    The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than such liens resulting from the Transaction Documents. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents.

F.    Since the date of the latest audited financial statements included within the Disclosure Documents, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

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(10)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All notices to Investor hereunder shall be sent to Investor at the address set forth on the signature pages hereto, and all notices hereunder to the Company shall be sent to the principal office of the Company and to the attention of the Chief Executive Officer, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section (9). If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Maslon LLP, 3300 Wells Fargo Center, 90 South 7th Street, Minneapolis, MN 55402, Attn. William M. Mower, and if notice is given to Investor, a copy (which copy shall not constitute notice) shall also be given to Winstead PC, 401 Congress Avenue, Suite 2100, Austin, Texas 73701, Attn: James Ruiz.

(11)    Miscellaneous.

A.    If any provision of this Agreement or the application of such provision to any party or circumstances shall be held invalid, the remainder of the Agreement, or the application of such provision to such party or circumstances other than those to which it is held invalid, shall not be affected thereby.

B.    This Agreement and its terms may only be modified or amended by a written instrument signed by both the Company and Investor.

C.    No failure or delay by either the Company or Investor in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or Investor of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law.

D.    Upon acceptance by the Company, this Agreement shall be binding upon and shall inure to the benefit of the Company and Investor and to the successors and assigns of the Company and Investor and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of Investor.

E.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts-of-law principles thereof.

F.    The Transaction Documents constitute the entire agreement among the parties with respect to the Company (except for the terms of the Company’s articles of incorporation, as of the date when the COD is filed, including the COD). They supersede any prior agreement or understanding among the parties with respect to the subject matter hereof, and may not be modified or amended in any manner other than as set forth herein.

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G.    Upon reasonable request, Investor agrees to furnish to the Company such additional information as may be deemed necessary to determine Investor’s suitability as an investor hereunder.

H.    This Agreement may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto. Any section headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.

Signature page follows.

AGREEMENT – SIGNATURE PAGE

John K. Scott, Jr.

Name (please print or type)

By:	/s/ John K. Scott, Jr.
Signature of Authorized Agent

Print Name/Title (if an entity):

Taxpayer Identification Number or Social Security Number:

State or Jurisdiction of Organization (if an entity):

Mailing Address:

5251 DTC Pkwy, Suite 285

Greenwood Village, CO 80111

Attention:	John K. Scott, Jr.

E-Mail Address:

Executed at	Greenwood Village, City	Colorado State	effective as of the date first set forth above

Accepted by:
NAVIDEA BIOPHARMACEUTICALS, INC.

	By:	/s/ Jed A. Latkin
	Name:	Jed A. Latkin
	Title:	Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Signature Page to Securities Purchase Agreement and Letter of Investment Intent

Exhibit A

The COD

(see attached)

A-1

Exhibit B

Form of Registration Rights Agreement

(see attached)

B-1